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                               EXHIBIT INDEX


EXHIBIT NO.       TITLE OF DOCUMENT

    23.    1a.   Consents of Kenny S&P Evaluation
                  Services, a division of J.J. Kenny
                  Co., Inc.

            1b.  Consent of Deloitte & Touche LLP

            1d.  Consent of Standard & Poor's
                  Ratings Group, a division of The
                  McGraw-Hill Companies

    27.     1.  Financial Data Schedule of
                Dean Witter Select Municipal Trust,
                Insured California Series 41

            2.  Financial Data Schedule of
                Dean Witter Select Municipal Trust,
                Delaware Portfolio Series 6